COASTAL PETROLEUM COMPANY
Post Office Box 609 • Apalachicola, FL 32329 Telephone (850) 653-2732
FAX (850) 653-8804

November 29, 2007

Dan Bauer
President and CEO
Western Standard Energy Corp.
2 Sheraton Street
London W1F 8BH
United Kingdom

Re: Venture to Acquire Lodgepole Reef Prospects
Slope County, North Dakota - Memorandum of Understanding

Dear Dan,

I propose the following as the terms of the Memorandum of Understanding:

1. Coastal Petroleum Company has leased four Lodgepole Reef prospects in Slope County, North Dakota, which were identified and high graded by Oil For America. The four Lodgepole Reef Prospects are within BLM Lease USANDM-90634, and are in the NE¼, NW¼ and SW¼ of Section 18 and the W½ of Section 31 of Township 136 North Range 100 West, Slope County, North Dakota. Coastal Petroleum Company will assign two of these prospects for the cost of $20,000 each immediately. Coastal Petroleum Company will assign the other two of these prospects on March 15, 2008 for the cost of $20,000 each.

2. Western Standard Energy Corp. wishes to acquire these four high graded Lodgepole Reef prospects from Coastal Petroleum Company and will pay $20,000 for each prospect.

3. Western Standard Energy Corp. has advanced $40,000 to Coastal Petroleum Company as part of the payment for the completion expenses on the Federal 1-19 Well. When Coastal Petroleum Company assigns the two Lodgepole Reef prospects to Western Standard Energy Corp. this $40,000 shall become its funds as payment for the two reefs and not held for the completion of the Federal 1-19 Well. When Coastal Petroleum Company assigns the other two Lodgepole Reef prospects, Western Standard Energy Corp. shall pay the other $40,000 to Coastal Petroleum Company.

4. Coastal Petroleum Company will assign the leases to Western Standard Energy Corp. subject only to the terms of the Agreement between Oil For America and Suncor Energy (Natural Gas) America Inc. and a back in working interest to Coastal Petroleum Company of 20% after payout. The leases assigned by Suncor to Oil For America and to Coastal Petroleum Company cover all rights below the Tyler Formation, including the Lodgepole Formation, and have an 80% net revenue interest.

5. Western Standard Energy Corp. will have no obligation to drill either prospect.

If the Memorandum of Intent is correct, please indicate your agreement by executing the statement below returning a fax of the signed original to Bob Angerer at 701-483-5984.

Sincerely,

Phillip W. Ware
President
Coastal Petroleum Company

Western Standard Energy agrees with the terms of Memorandum of Intent.

____
Dan Bauer, President and CEO
Western Standard Energy Corp.